As filed with the Securities and Exchange Commission on May 5, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
MidWestOne Financial Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Iowa (State or other jurisdiction of incorporation or organization)	41-1206172 (I.R.S. Employer Identification No.)
102 South Clinton Street
Iowa City, Iowa 52240
(Address, including zip code, of registrant’s principal executive offices)
___________________
MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan
(Full Title of the Plan)
___________________
Charles N. Funk
President and Chief Executive Officer
102 South Clinton Street
Iowa City, Iowa 52240
(319) 356-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Robert M. Fleetwood, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 629-7329

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $1.00 per share	500,000	$35.005	$17,502,500	$2,029

(1)
This Registration Statement on Form S-8 covers: (i) shares of common stock, par value $1.00 per share, of MidWestOne Financial Group, Inc. (the “Registrant”) issuable pursuant to the MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan (the “Plan”); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares that become issuable under the Plan by reason of any future stock dividend, stock split or other similar transaction.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act on the basis of $35.005, the average of the high and low sale prices for a share of the Registrant’s common stock as reported on the Nasdaq Global Select Market on May 1, 2017.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual Information.*
____________________________________
* Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on March 2, 2017;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the Commission on May 4, 2017;

(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 26, 2017 (except for information furnished under Item 2.02), February 1, 2017, February 17, 2017, March 17, 2017, March 21, 2017, April 6, 2017 and April 21, 2017; and

(d)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement filed with the Commission on August 4, 1994, pursuant to Section 12 of the Exchange Act on Form 8-A (File. No. 000-24630), and all amendments and reports filed by the Registrant for the purpose of updating such description, including the prospectus constituting part of the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-212229) filed with the Commission on July 19, 2016, under the heading “DESCRIPTION OF CAPITAL STOCK.”

Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.
Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Under the Iowa Business Corporation Act (the “IBCA”), the Registrant must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Registrant against reasonable expenses incurred by the director in connection with the proceeding.

Under its amended and restated articles of incorporation, as amended, the Registrant will indemnify and advance expenses to any director or officer of the Registrant who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including grand jury proceedings, by reason of the fact that such person is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a member, director, trustee, officer, partner, employee or agent of another corporation or entity, against reasonable costs, charges, expenses, attorney’s fees, judgments, fines, penalties and amounts reasonably paid in settlement to the extent actually incurred by such person in connection with the claim, action, suit or proceeding, or in connection with an appeal thereof, to the full extent of and in a manner consistent with and limited by the IBCA. Entitlement to indemnification is conditioned upon the Registrant being afforded the opportunity to participate directly on behalf of such officer or director in the claim, action, suit or proceeding or any settlement discussions relating thereto.

Under the IBCA, the Registrant may indemnify only those directors and officers who have met the relevant standard of conduct under the IBCA, which includes acting in good faith and reasonably believing that the individual’s conduct was, in the case of conduct in the individual’s official capacity, in the best interests of the Registrant, or, in all other cases, at least not opposed to the best interests of the Registrant. The Registrant may not indemnify a director or officer in connection with a proceeding by or in the right of the Registrant (except to the extent of the reasonable expenses incurred by the director or officer in the proceeding) or where the director or officer received an improper financial benefit. Additionally, the Registrant may not indemnify an officer in connection with any proceeding for liability arising out of conduct that constitutes an intentional infliction of harm on the Registrant or its shareholders, or an intentional violation of criminal law.

The registrant also carry directors’ and officers’ liability insurance.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iowa City, State of Iowa, on May 5, 2017.

MIDWESTONE FINANCIAL GROUP, INC.

By:    /s/ Charles N. Funk
Charles N. Funk
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Charles N. Funk and Katie A. Lorenson his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on May 5, 2017.

Signature	Title(s)
/s/ Charles N. Funk Charles N. Funk	President and Chief Executive Officer; Director (Principal Executive Officer)
/s/ Katie A. Lorenson Katie A. Lorenson	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Kevin W. Monson Kevin W. Monson	Chairman of the Board
/s/ Richard R. Donohue Richard R. Donohue	Director
/s/ Michael A. Hatch Michael A. Hatch	Director
/s/ Tracy S. McCormick Tracy S. McCormick	Director

/s/ John M. Morrison John M. Morrison	Director
/s/ Richard J. Schwab Richard J. Schwab	Director
/s/ Ruth E. Stanoch Ruth E. Stanoch	Director
/s/ Douglas K. True Douglas K. True	Director
/s/ Kurt R. Weise Kurt R. Weise	Director
/s/ Stephen L. West Stephen L. West	Director
/s/ R. Scott Zaiser R. Scott Zaiser	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Articles of Incorporation of MidWestOne Financial Group, Inc. filed with the Secretary of State of the State of Iowa on March 14, 2008 (incorporated by reference to Exhibit 3.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4 filed on January 14, 2008 (File No. 333-147628))

4.2
Articles of Amendment (First Amendment) to the Amended and Restated Articles of Incorporation of MidWestOne Financial Group, Inc. filed with the Secretary of State of the State of Iowa on January 23, 2009 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 23, 2009 (File No. 001-35968))

4.3
Articles of Amendment (Second Amendment) to the Amended and Restated Articles of Incorporation of MidWestOne Financial Group, Inc. filed with the Secretary of State of the State of Iowa on February 4, 2009 (containing the Certificate of Designations for the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A) (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on February 6, 2009 (File No. 001-35968))

4.4
Articles of Amendment (Third Amendment) to the Amended and Restated Articles of Incorporation of MidWestOne Financial Group, Inc. filed with the Secretary of State of the State of Iowa on April 21, 2017 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on May 4, 2017 (File No. 001-35968))

4.5
Second Amended and Restated Bylaws of MidWestOne Financial Group, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on February 1, 2017 (File No. 001-35968))

4.6	MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan (incorporated by reference to Appendix A of the Registrant’s definitive proxy statement filed on March 10, 2017 (File No. 001-35968))
4.7*	Form of MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan Incentive Stock Option Award Agreement
4.8*	Form of MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan Restricted Stock Unit Award Agreement
5.1*	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding legality of securities being registered
23.1*	Consent of RSM US LLP
23.2*	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page hereto)

*	Filed herewith.